Exhibit 3.1

Document processing fee
If document is filed on paper	$150.00
If document is filed electronically	Currently Not Available
Fees & forms/cover sheets are subject to change.

To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

Paper documents must be typewritten or machine printed.

		20061308727 C $ 300.00 SECRETARY OF STATE 07-28-2006 13:59:13 ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-301, et seq. and §7-90-305 of the Colorado Revised Statutes (C.R.S)

Document number		20051312016
(of filed document to be corrected)

ID number		19891112372

1.	Entity name	ACT Teleconferencing, Inc.

2.	True name
	(if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 21.

3.	Corrections made below are intended to update the entity’s current information ☐

OR

Corrections made below are intended for historical purposes only, and not to update the entity’s current information ☐.

4.	Correction of entity name of record

5.	Correction of true name of record

6.	Correction of entity form of record

7.	Correction of jurisdiction of formation of record

8.	Correction of registered agent of record (if an individual)
(Last) (First) (Middle) (Suffix)

OR (if a business organization)

The person appointed as registered agent in the document has consented to being so appointed.

CORRECT	Page 1 of 4	Rev. 10/3/2005

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record	(Street name and number) CO (City) (State) (Postal/Zip Code)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record* (if different from above)	(Street name and number or Post Office information) (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

*	If this address is being deleted entirely, mark this box ☐.

11. Correction of principal office street address of record	(Street name and number) (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

12. Correction of principal office mailing address of record* (if different from above)	(Street name and number or Post Office information) (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

*	If this address is being deleted entirely, mark this box ☐.

13. Correction of trade name of record

14. Correction of delayed effective date of record (only for filed documents that have not become effective)	(mm/dd/yyyy)

CORRECT	Page 2 of 4	Rev. 10/3/2005

15.	Correction of period of duration of record

If the entity’s period of duration as corrected is perpetual, mark this box ☐

OR

	If period of duration is less than perpetual, state the date on which the period of duration expires:	(mm/dd/yyyy)

16.	If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

17.	Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). (only for filed documents that have become effective)

18.	If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19.	If this statement of correction affects this record’s status, mark this box ☐.

20.

(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)

☐  The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Campbell           William                   J.

(Last)                 (First)                 (Middle)                 (Suffix)

Faegre & Benson LLP

(Street name and number or Post Office Box information)

1700 Lincoln Street, Suite 3200

Denver                                  CO                     80202

                (City)                 (State)           (Postal/Zip Code)

(Province – if applicable)            (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

CORRECT	Page 3 of 4	Rev. 10/3/2005

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

CORRECT	Page 4 of 4	Rev. 10/3/2005

ATTACHMENT TO

STATEMENT OF CORRECTION

TO THE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES AA CONVERTIBLE PREFERRED STOCK

OF

ACT TELECONFERENCING, INC.

The opening paragraph of the Certificate shall be deleted and restated, in its entirety, as follows:

ACT Teleconferencing, Inc. (the “Company”), a corporation organized and existing under the Colorado Business Corporations Act (the “CBCA”), does hereby certify that, pursuant to shareholder authorization and approval obtained at a special meeting held on August 15, 2005, following proper notice and the delivery of the proxy statement on Schedule 14A dated July 15, 2005, and pursuant to the authority conferred by the Company’s Articles of Incorporation, as amended, and Section 7-106-102 of the CBCA, the Board of Directors of the Company duly adopted resolutions (i) approving the authorization and issuance of up to one hundred sixty nine thousand (169,000) shares of Series AA Convertible Preferred Stock of the Company and (ii) providing for the designations, preferences, and relative, participating, optional or other rights thereof, including voting rights on an as-converted basis, and the qualifications, limitations, or restrictions thereon;

DNVR1:60352972.02